Exhibit 99.1

FG CVR TRUST APPROVES $10.00 PER SHARE DISTRIBUTION PAYMENT

Payment Distributions Expected to Commence September 17, 2025

Charlotte, NC, September 15, 2025 – FG Nexus (Nasdaq: FGNX, FGNXP) (the “Company”) today announced that FG CVR Trust (the “CVR Trust”), a Delaware statutory trust, has approved a distribution payment to the holders of the contingent value rights (“CVRs”), which were previously distributed by FG Nexus in the amount of $10 per CVR.

The distribution payment, which is expected to be initiated on September 17, 2025, represents the initial cash distribution from the CVR Trust and is the first of potential additional distributions that the CVR Trust expects to make over time.

The CVR Trust may make future distributions in cash or in-kind securities as the CVR Trust continues its efforts to monetize and distribute proceeds from the liquidation of its various assets and business holdings. The CVR Trust currently holds cash and cash equivalents, the net assets of the Strong Technical Services operating business, and equity holdings and other interests, including: FG Merchant Partners, Firefly Systems Inc, GreenFirst Forest Products Ltd., FG Communities Inc., Craveworthy Brands, FG Merger II Corp., Aldel Financial II Inc., Greenland Exploration Limited, and other holdings.

The Depository Trust Company has assigned CUSIP 303CVR013 to the CVRs. Beneficial holders of CVRs will receive the distribution payment directly through their bank or broker. Registered holders of CVRs will receive the distribution payment via US mail.

The CVR Trust was formed by FG Nexus on August 8, 2025. The Delaware trustee of the CVR Trust is Wilmington Trust, National Association, and a Management Committee comprised of D. Kyle Cerminara and Larry G. Swets will manage the liquidation and monetization of the CVR Trust’s assets which were contributed to the CVR Trust by FG Nexus. The Management Committee will seek to monetize the assets held by the CVR Trust over the next 3 years, balancing near term liquidity and ultimate value realization from the assets for future distributions to the holders of the CVRs previously distributed by FG Nexus to its common stockholders of record as of August 8, 2025. The CVRs are not transferable, except in certain limited circumstances, will not be certificated or evidenced by any instrument and will not be listed for trading on any exchange. The CVRs are not and will not be registered and the CVR Trust is not and will not be a reporting entity, however, FG Nexus intends to provide information to the holders of the CVRs relating to the assets in the CVR Trust and the distributions to be distributed to the CVR holders from the CVR Trust. FG Nexus has established a website www.fgftrust.com, which when live will include information about the CVR Trust, the management of the CVR Trust, the assets in the CVR Trust, the value of the assets in the CVR Trust and the distributions to the CVR holders.

FG Nexus

FG Nexus (Nasdaq: FGNX, FGNXP), (the “Company”) is on the Ethereum Standard and singularly focused on becoming the largest corporate holder of ETH in the world by an order of magnitude. In order to enhance our ETH YIELD, the Company will stake and restake, serving as a strategic gateway into Ethereum-powered finance, including tokenized RWAs and stablecoin yield.

Forward Looking Statements

This press release contains forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the CVR Trust’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, risks associated with operating in the managed services industries, credit risk; potential loss of value of our holdings; fluctuations in our short-term results; risks of not being able to attract and retain qualified management and personnel to implement and execute on our plans; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; any potential conflicts of interests and general conditions in the global economy.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact

invest@fgnexus.io